CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as of the report dates stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund Name
10/25/2010	8/31/2010	Columbia Strategic Investor Fund
4/21/2010	2/28/2010	Columbia Large Cap Core Fund
4/21/2010	2/28/2010	Columbia Small Cap Growth Fund II
5/21/2010	3/31/2010	Columbia Blended Equity Fund
5/21/2010	3/31/2010	Columbia Select Opportunities Fund
5/21/2010	3/31/2010	Columbia Mid Cap Core Fund
10/25/2010	8/31/2010	Columbia Small Cap Growth Fund I
11/19/2010	9/30/2010	Columbia Disciplined Value Fund

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts December 27, 2010